UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 8, 2012, First Community Bancshares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report the Company’s announcement that its wholly owned subsidiary, First Community Bank (the “Bank”) had entered into a Purchase and Assumption agreement (the “Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”) to acquire substantially all of the assets and assume substantially all of the liabilities of Waccamaw Bank (“Waccamaw”), headquartered in Whiteville, North Carolina. On June 14, 2012, the Company filed a Current Report on Form 8-K/A (“Amendment No. 1”) to amend and supplement the disclosure provided in the Original Report to disclose additional information required with respect to the Agreement.

This Current Report on Form 8-K/A (this “Amendment No. 2”) amends and supplements the disclosure provided in Item 2.01 and 9.01 of the Original Report and Amendment No. 1. Amendment No. 2 is being filed to provide an audited statement of assets acquired and liabilities assumed and to update the disclosures provided in Item 2.01 and 9.01 of the Original Report and Amendment No. 1. All financial and other numeric measures of Waccamaw, as described in this Amendment No. 2, are based upon information as of August 22, 2012, and may be subject to change. In addition, the fair values of acquired loans and other real estate remain subject to finalization and revision by the Bank in accordance with accounting guidance on business acquisitions.

Item 1.01 Entry into a Material Definitive Agreement

The information provided under Item 2.01, “Completion of Acquisition or Disposition of Asset,” is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 8, 2012 (the “Closing Date”), the Bank entered into an Agreement with the FDIC and with the FDIC, as receiver for Waccamaw, pursuant to which the Bank acquired certain assets and assumed certain liabilities of Waccamaw. A copy of the Agreement is incorporated herein by reference.

As required under accounting principles generally accepted in the United States (“GAAP”) and as discussed in further detail in Item 9.01, assets acquired and liabilities assumed are based on estimated fair values on the date of the Agreement. The fair values of the assets acquired and liabilities assumed were determined as described in Note 2, “Basis of Presentation,” to the Company’s Audited Statement of Assets Acquired and Liabilities Assumed, dated as of June 8, 2012, and the accompanying notes thereto, which are attached hereto as Exhibit 99.3 and incorporated herein by reference (the “Audited Statement”). Fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values may become available. The Bank and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase price. The disclosure set forth in this Item 2.01 reflects the status of these items to the best of management’s knowledge as of August 22, 2012.

In connection with the acquisition, the fair value of assets acquired totaled approximately $464.23 million, including $252.85 million in loans, $5.39 million in other real estate owned (“OREO”), and $50.69 million related to the FDIC’s indemnification of the Bank against certain future losses described below. The fair value of liabilities assumed totaled approximately $472.74 million, including $415.04 million in deposits, and $57.70 million in borrowings. Goodwill of $8.50 million was recorded as part of the acquisition. The amount of goodwill was equal to the amount by which the fair value of liabilities assumed exceeded the fair value of assets acquired, and resulted from the discount bid on the assets acquired and the impact of the FDIC loss share agreements.

Pursuant to the Agreement, the Bank received a discount of $15.00 million on the assets acquired and did not pay the FDIC a premium to assume all customer deposits. Most of the loans and foreclosed real estate purchased are covered by loss share agreements between the FDIC and the Bank. Under the loss share agreements, the FDIC will cover 80% of loan and foreclosed real estate losses and certain collection costs. Gains and recoveries on covered assets will offset losses, or be paid to the FDIC, at the applicable loss share percentage at the time of recovery. The loss sharing agreement applicable to single family assets, both loans and OREO, provides for FDIC loss sharing and Bank reimbursement to the FDIC for ten years. The loss share agreement applicable to commercial assets, both loans and OREO, provides for FDIC loss sharing for five years and Bank reimbursement of recoveries to the FDIC for eight years. As of the date of acquisition, we calculated the amount of such reimbursements that we expect to receive from the FDIC using the present value of anticipated cash flows from the loss sharing based on the adjustments estimated for each pool of loans and the estimated losses on foreclosed assets. In accordance with FASB ASC Topic 805, the FDIC indemnification asset was initially recorded at its fair value, and is measured separately from the loan assets and foreclosed assets because the loss sharing agreements are not contractually embedded in them or transferable with them in the event of disposal. The balance of the FDIC indemnification asset increases and decreases as the expected and actual cash flows from the covered assets fluctuate, as loans are paid off or impaired and as loans and foreclosed assets are sold. There are no contractual interest rates on this contractual receivable from the FDIC; however, a discount was recorded against the initial balance of the FDIC indemnification asset in conjunction with the fair value measurement as this receivable will be collected over the term of the loss sharing agreement. This discount will be accreted to non-interest income over future periods.

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The following table summarizes the assets covered by the loss sharing agreements, the amount covered by the FDIC, and the fair value. The amount presented in the table as covered OREO is based on such assets in existence as of June 8, 2012. Additional OREO in future periods that arises from the resolution of covered loans will also be covered.

	Amount	Fair
	Covered	Value
(Amounts in thousands)
Loans, covered under FDIC loss share agreements	$302,735	$239,231
OREO, covered under FDIC loss share agreements	9,347	5,338
Total covered assets	$312,082	$244,569

The loss sharing agreements are subject to certain servicing procedures as specified in an agreement with the FDIC. The expected reimbursements under the loss sharing agreements, and the net payments expected to be made to the FDIC, were recorded as a net indemnification asset at their estimated fair value of $50.69 million on the acquisition date.

Pursuant to the terms of the Agreement, the Bank notified the FDIC of its election to purchase certain real estate, furniture, and equipment of Waccamaw from the FDIC at their fair market value as of the acquisition date. Substantially all of the Waccamaw premises and equipment subject to the purchase option described above were leased from the FDIC on a month-to-month basis during the term of the purchase option.

The Bank also has until September 6, 2012, to notify the FDIC of its intent to assume or repudiate certain lease agreements of Waccamaw. The Bank has substantially completed the process to determine the fair value of assumed lease obligations and the impact of such has been reflected in the accompanying statement of assets acquired and liabilities assumed; however, the repudiation or assumption of these lease agreements will be finalized prior to the expiration of this option.

The foregoing summary of the Agreement, including the loss sharing agreements, is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure

On June 8, 2012, the Company issued a press release announcing that the Bank had purchased and assumed certain assets and liabilities from the FDIC as receiver of Waccamaw. A copy of the press release and related investor presentation are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this report and incorporated herein by reference.

In accordance with general instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

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Summary

As set forth in Item 2.01 above, on June 8, 2012, the Bank entered into the Agreement with loss share arrangements with the FDIC to purchase certain assets and assume substantially all of the deposits and certain liabilities of Waccamaw, a full service community bank, headquartered in Whiteville, North Carolina. Waccamaw operated sixteen branches in total throughout North Carolina and South Carolina. The following discussion should be read in conjunction with the historical financial statements and the related notes of the Company, which have been filed with the Securities and Exchange Commission (the “SEC”) and the Audited Statement, which is attached hereto as Exhibit 99.3.

The fair value of the acquired assets and assumed liabilities have been estimated in accordance with Financial Accounting Standards Board (“FASB”) Codification Topic 805: Business Combinations (“Topic 805”) and FASB Codification Topic 820: Fair Value Measurements. The amount the Company realizes on these assets could differ materially from the carrying value reflected in the attached Audited Statement as a result of changes in the timing and amount of collections on the acquired loans in future periods, among other reasons. Because of the loss sharing agreements with the FDIC on these assets, as described in Item 2.01 above, the Company does not expect to incur significant losses. To the extent the actual values realized for the acquired loans differ from the estimated amounts, the indemnification asset will generally be impacted in an offsetting manner due to the loss sharing support from the FDIC.

The acquisition increased the Company’s total assets and total deposits, which are expected to positively affect its operating results, to the extent it earns more from interest earned on its assets than it pays in interest on deposits and other borrowings. The ability of the Company to successfully collect interest and principal on loans acquired will also impact its cash flows and operating results.

Financial Condition

The fair value of acquired assets, net of valuation discounts, totaled $464.23 million or 21.44% of the Company’s consolidated assets as of December 31, 2011. The fair value of loans acquired, net of valuation adjustments, totaled $252.85 million, or 18.46% of the Company’s total loans held for investment, net of the allowance for loan losses, as of December 31, 2011. The fair value of OREO totaled $5.39 million. The Company recorded a $50.69 million receivable based on the present value of projected amounts to be received from the FDIC under the loss share agreements.

The fair value of assumed liabilities, net of valuation discounts, totaled $472.74 million or 25.43% of the Company’s liabilities at December 31, 2011. Deposits totaled $415.04 million or 26.89% of the Company’s total deposits as of December 31, 2011. Borrowings and other liabilities assumed from Waccamaw totaled $57.70 million or 18.28% of the Company’s total borrowings and other liabilities at December 31, 2011.

Investment Securities

The following table presents information regarding the securities portfolio acquired on June 8, 2012.

			Weighted Average	Average Contractual
(Amounts in thousands)	Par Value	Fair Value	Coupon Rate	Maturity (Years)
Securities available-for-sale:
Municipals	2,215	2,066	4.45%	17.19
Agency mortgage-backed securities	54,861	57,750	3.04%	21.71
Total	$57,076	$59,816	3.10%	21.53

The fair value of securities pledged to secure public deposits and for other purposes required by law totaled $26.40 million at June 8, 2012.

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Loans

The following table presents information regarding the loan portfolio acquired on June 8, 2012:

(Amounts in thousands)	Contractual Balance	Fair Value Adjustments	Fair Value
Commercial loans
Commercial construction, development, and other land	$42,734	$(10,755)	$31,979
Commercial and industrial	13,802	(2,383)	11,419
Multi-family residential	4,402	(599)	3,803
Non-farm, non-residential	80,037	(19,926)	60,111
Agricultural	375	(37)	338
Farmland	3,019	(446)	2,573
Total commercial loans	144,369	(34,146)	110,223
Consumer real estate loans
Home equity lines	112,870	(23,302)	89,568
Single family owner occupied	45,843	(6,416)	39,427
Owner occupied construction	3,367	(657)	2,710
Total consumer real estate loans	162,080	(30,375)	131,705
Consumer and other loans
Consumer loans	11,868	(943)	10,925
Total loans acquired	$318,317	$(65,464)	$252,853

The weighted average contractual loan yield was 5.31% as of June 8, 2012.

The following table provides the contractual maturity of loans acquired as of June 8, 2012:

(Amounts in thousands)	Within 1 Year	1 - 5 Years	After 5 Years	Total	Percent of Portfolio
Commercial construction, development, and other land	$19,694	$20,618	$2,422	$42,734	13.42%
Commercial and industrial	3,538	7,595	2,669	13,802	4.34%
Multi-family residential	679	66	3,657	4,402	1.38%
Non-farm, non-residential	20,709	40,094	19,234	80,037	25.14%
Agricultural	159	216	-	375	0.12%
Farmland	768	1,922	329	3,019	0.95%
Home equity lines	452	5,476	106,942	112,870	35.46%
Single family owner occupied	11,079	20,800	13,964	45,843	14.40%
Owner occupied construction	1,089	1,923	355	3,367	1.06%
Consumer loans	3,743	6,277	1,848	11,868	3.73%
Total loans acquired	$61,910	$104,987	$151,420	$318,317	100.00%

Loans maturing later than one year after the acquisition date with variable contractual interest rates have a total contractual balance of $158.01 million and loans with a fixed contractual interest rate have a total contractual balance of $98.39 million.

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Deposits

The following table presents information regarding the deposits assumed from Waccamaw:

(Amounts in thousands)	Fair Value
Noninterest-bearing	$47,892
Interest-bearing:
Interest-bearing demand deposits	46,290
Money market deposits	64,552
Savings deposits	11,508
Individual retirement accounts	12,976
Certificates of deposit	231,819
Total interest-bearing	367,145
Total deposits	$415,037

The following table details the scheduled maturity of time deposits assumed:

(Amounts in thousands)	Fair Value
2012	$141,205
2013	86,177
2014	7,359
2015	2,521
2016	5,593
Thereafter	1,940
Total time deposits	$244,795

The weighted average contractual interest rate for assumed time deposits was 1.02%.

As of June 8, 2012, Waccamaw had $155.65 million in time deposits of $100 thousand or more. The following table provides the scheduled maturity of these time deposits:

(Amounts in thousands)	Fair Value
3 months or less	$31,897
Over 3 months through 6 months	50,767
Over 6 months through 12 months	54,645
Over 12 months	18,345
Total	$155,654

Time deposits assumed from Waccamaw at June 8, 2012, include $86.47 million in marketplace deposits gathered over the Internet from institutional depositors representing 37.30% of the time deposit portfolio.

Borrowings

As of June 8, 2012, there was $35.00 million in borrowings outstanding from the FHLB. The borrowings were secured by a blanket lien on pledgable loans plus securities and cash. The advances were recorded at their estimated fair value of $37.27 million, which was derived using pricing supplied by the FHLB and includes a prepayment penalty of $2.27 million. In June 2012, the Company paid off $10.62 million, including a prepayment penalty of $1.62 million, of advances.

As of June 8, 2012, there was $17.04 million in securities under agreement to repurchase. The borrowings were secured by mortgage-backed securities with a fair market value of $9.97 million. The borrowings were recorded at their estimated fair value of $20.08 million, which was derived using pricing supplied by the counterparty and includes a prepayment penalty of $3.04 million. In June 2012, the Company paid off $11.84 million, including a prepayment penalty of $1.84 million, of the borrowings.

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Results of Operations

The Company believes the transaction will improve net interest income, as interest earned on acquired loans and investments will exceed interest paid on assumed deposits and borrowings. The extent to which operating results may be adversely affected by the acquired loans is offset to a significant extent by the loss sharing agreements and the related discounts reflected in the fair value of these assets at the acquisition date. In accordance with the provisions of Topic 310-30, the fair values of the acquired loans and OREO reflect an estimate of expected losses related to these assets. As a result, operating results would only be adversely affected by loan losses to the extent that such losses exceed the expected losses reflected in the fair value of these assets at the acquisition date. In addition, to the extent that the stated interest rate on acquired loans was not considered a market rate of interest at the acquisition date, appropriate adjustments to the acquisition-date fair value were recorded. These adjustments mitigate the risk associated with the acquisition of loans earning a below-market rate of return.

The Company accounts for business combinations under FASB ASC 805 which requires the use of the acquisition method of accounting. All identifiable assets acquired, including loans, are recorded at fair value. No allowance for loan losses related to the acquired loans is recorded on the acquisition date because the fair value of the loans acquired incorporates assumptions regarding credit risk. Loans acquired are recorded at fair value in accordance with the fair value methodology prescribed in FASB ASC Topic 820, Fair Value Measurements and Disclosures, exclusive of the loss share agreements with the Federal Deposit Insurance Corporation (the “FDIC”). The fair value estimates associated with the loans include estimates related to expected prepayments and the amount and timing of expected principal, interest, and other cash flows. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available.

Acquired credit-impaired loans are accounted for under the accounting guidance for loans and debt securities acquired with deteriorated credit quality, found in FASB ASC Topic 310-30, Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality, formerly American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer, and initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loans. Loans exhibit evidence of credit deterioration when it is probable at the date of acquisition that the Company will not collect all contractually required principal and interest payments. Evidence of credit quality deterioration, as of the purchase date, may include measures such as nonaccrual status, credit scores, declines in collateral value, current loan to value percentages, and days past due. The Company considers expected prepayments and estimates the amount and timing of expected principal, interest, and other cash flows for each loan or pool of loans meeting the criteria above, and determines the excess of the loan’s scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted (nonaccretable difference). The remaining amount, representing the excess of the loan’s or pool’s cash flows expected to be collected over the amount deemed paid for the loan or pool of loans, is accreted into interest income over the remaining life of the loan or pool (accretable yield). The Company records a discount on these loans at acquisition to record them at their realizable cash flows. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is referred to as the nonaccretable difference which is included in the carrying amount of the loans. Subsequent decreases to the expected cash flows will generally result in a provision for loan losses. Subsequent increases in cash flows result in a reversal of the provision for loan losses to the extent of prior charges, or a reversal of the nonaccretable difference with a positive impact on interest income prospectively. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows. In accordance with FASB ASC Topic 310-30, the Company aggregated loans that have common risk characteristics into pools within the following loan categories: construction and development, commercial and industrial, commercial real estate, consumer, home equity lines of credit, residential real estate – 1st lien, residential real estate – 2nd lien, and lines of credit.

Purchased performing loans are recorded at fair value and include credit and interest rate marks associated with acquisition accounting adjustments, as accounted for under the contractual cash flow method of accounting. The fair value adjustment is accreted as an adjustment to yield over the estimated contractual lives of the loans. There is no allowance for loan losses established at the acquisition date for acquired performing loans. A provision for loan losses is recorded for any credit deterioration in these loans subsequent to the acquisition. In accordance with GAAP, there was no carryover of previously established allowance for loan losses on acquired portfolios.

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On the acquisition date, the preliminary estimate of the contractual principal and interest payments for all loans acquired was $400.12 million and the estimated fair value was $252.85 million. These amounts were determined based upon the estimated remaining life of the underlying loans, which include the effects of estimated prepayments, expected credit losses and market liquidity and interest rates. The Company is currently in the process of identifying the purchased performing and credit impaired loans from the Waccamaw acquisition; therefore, disclosures related to the division of the purchased loans have been omitted in this current quarterly filing.

The loss sharing agreements will likely have a material impact on the cash flows and operating results of the Company in both the short-term and the long-term. In the short-term, as stated above, it is likely there will be a significant amount of the covered assets that will experience deterioration in payment performance or will be determined to have inadequate collateral values to repay the loans. In such instances, the Company will likely no longer receive payments from the borrowers, which will impact cash flows. The loss sharing agreements will not fully offset the financial effects of such a situation. However, if a loan is subsequently charged off or charged down after the Company exhausts its best efforts at collection, the loss sharing agreements will cover a substantial portion of the loss associated with the covered assets.

The effects of the loss sharing agreements on cash flows and operating results in the long-term will be similar to the short-term effects described above. The long-term effects that the Company may experience will depend primarily on the ability of the borrowers under the various loans covered by the loss sharing agreements to make payments over time. As the loss sharing agreements cover up to a 10-year period (5 years for commercial loans and other assets), changing economic conditions will likely impact the timing of future charge-offs and the resulting reimbursements from the FDIC. The Company believes that any recapture of interest income and recognition of cash flows from the borrowers or received from the FDIC (as part of the FDIC indemnification asset) may be recognized unevenly over this period, as the Company exhausts its collection efforts under its normal practices. In addition, the Company recorded substantial discounts related to the purchase of these covered assets. A portion of these discounts will be accretable to income over the economic life of the loans and will be dependent upon the timing and success of the Company’s collection efforts on the covered assets.

Liquidity and Capital Resources

The Company has had access to significant liquidity even prior to the Waccamaw transaction. At December 31, 2011, total liquidity of $468.87 million was comprised of the following: unencumbered cash on hand and deposits with other financial institutions of $47.29 million; unpledged available-for-sale securities of $193.63 million; held-to-maturity securities due within one year of $1.05 million; FHLB credit availability of $132.39 million; and federal funds lines availability of $94.51 million.

Assets acquired from Waccamaw include $84.95 million in cash and cash equivalents, including $17.27 million of cash transferred to the FDIC to consummate the acquisition, and $59.82 million of investment securities. These assets provide additional liquidity for various operating needs, including the funding of deposit runoff. In addition, the FDIC-assisted transaction provides access to new customers, and allows the Company the opportunity to generate new deposit balances as needed to support its liquidity position.

Deposits in the amount of $415.04 million were assumed from Waccamaw. Of this amount, $47.89 million were in the form of highly liquid noninterest-bearing transaction accounts. Interest-bearing deposits comprised $367.15 million, or 88.46%, of total deposits. In accordance with the Agreement and the desire to lower the Company’s cost of funds, management decided to lower rates on all marketplace time deposits gathered via the Internet. As anticipated, the Company experienced approximately $73.31 million in run-off of the acquired time deposit account balances between the acquisition date and June 30, 2012. In addition, $22.46 million, including $3.46 million in prepayment penalties, in total borrowings were paid off subsequent to the acquisition.

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Risk-Based Capital

The Company and the Bank continues to exceed minimum liquidity standards and be deemed “well capitalized” under capital adequacy standards. The actual and proforma capital ratios for the Company and the Bank as of December 31, 2011, are presented in the following table. The proforma capital ratios use actual December 31, 2011, balances of the Company and the Bank adjusted for Waccamaw purchase accounting as if the acquisition had occurred as of December 31, 2011.

	December 31, 2011
	Actual	Proforma
Total Capital to Risk-Weighted Assets
First Community Bancshares, Inc.	18.15%	14.66%
First Community Bank	16.12%	12.97%
Tier 1 Capital to Risk-Weighted Assets
First Community Bancshares, Inc.	16.89%	13.40%
First Community Bank	14.86%	11.71%
Tier 1 Capital to Average Assets (Leverage)
First Community Bancshares, Inc.	11.50%	9.12%
First Community Bank	10.08%	7.95%

Financial Statements

Attached hereto as Exhibit 99.3 and incorporated by reference into this Item 9.01(a) is an Audited Statement of Assets Acquired and Liabilities Assumed by First Community Bank (a wholly-owned subsidiary of First Community Bancshares, Inc.) at June 8, 2012, and the accompanying notes thereto.

(b)	Proforma financial information.

The Company has omitted certain financial information of Waccamaw required by Rule 3-05 of Regulation S-X and the related proforma financial information under Article 11 or Regulation S-X pursuant to the guidance provided in SEC Staff Accounting Bulletin 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”). SAB 1:K provides relief from the requirements of Rule 3-05 under certain circumstances, such as the Waccamaw transaction, in which a registrant engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. Because the Company’s acquisition of Waccamaw was significant for purposes of Rule 3-05, the Company was required to request a waiver from the SEC to omit certain financial information of Waccamaw under SAB 1:K. The SEC did not object to the Company’s omission of certain financial information of Waccamaw pursuant to SAB 1:K.

(d)	The following exhibit is included with this report:

Exhibit No.	Exhibit Description

2.1	Purchase and Assumption Agreement dated as of June 8, 2012, by and among the Federal Deposit Insurance Corporation, Receiver of Waccamaw Bank, Whiteville, North Carolina, the Federal Deposit Insurance Corporation, and First Community Bank. (2)
23.1	Consent of Dixon Hughes Goodman LLP
99.1	Press Release dated June 8, 2012 (1)
99.2	Investor Presentation dated June 8, 2012 (1)
99.3	Report of Independent Registered Public Accounting Firm and Statement of Assets Acquired and Liabilities Assumed at June 8, 2012, and accompanying note thereto.

(1) Incorporated by reference to a Current Report on Form 8-K dated June 11, 2012, and filed June 11, 2012, for First Community Bancshares, Inc., File No. 000-19297

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(2) Incorporated by reference to a Current Report on Form 8-K/A dated June 12, 2012, and filed June 14, 2012, for First Community Bancshares, Inc., File No. 000-19297.

Forward-Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	August 22, 2012	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer

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